CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

XBOX 360 ACCESSORY LICENSE AGREEMENT

This Xbox 360 Accessory License Agreement (the “Agreement”) is made and entered into as of the later of the two signature dates below (the “Effective Date”) by and between Qmotions, Inc. (“Company”), a California corporation, respectively, with its principal place of business at 871 Marlborough Avenue, Riverside, CA 92507, and Microsoft Corporation, a Washington, U.S.A. corporation with its principal place of business at One Microsoft Way, Redmond, Washington 98052 (“Microsoft”).

1.  Definitions.

1.1   “Approved Subcontractor” means a Company subcontractor that is identified on Exhibit H and provides manufacturing services for the Licensed Product(s).

1.2   “Approved Vendor” means a Microsoft-approved supplier of Xbox 360 Chips that is identified in Exhibit F.

1.3 “Baseband Chip” means an application specific integrated circuit that instantiates the Baseband Firmware and is made by an Approved Vendor.

1.4 “Baseband Firmware” means the proprietary Microsoft firmware instantiated on a silicon baseband chip and designed to allow the chip to operate within the Xbox 360 console platform.

1.5 “Branding Specifications” means the specifications in Exhibit B-2 for using the Xbox 360 Logos, as such specifications may be updated or supplanted by Microsoft from time to time.

1.6 “Certification Specifications” means the then-current Xbox 360 accessory and interface specifications used by Microsoft or the Certification Testing Center to verify the compatibility of Proposed Products with the Xbox 360 console.

1.7  “Certification Testing Center” means an entity identified on Exhibit D, as may be updated by Microsoft from time to time, to verify the compatibility of Proposed Products with the Xbox 360 console in accordance with the Certification Specifications.

1.8   “Firmware” means (a) the Security Firmware, (b) the Wireless Firmware, and (c) the Baseband Firmware, if Company licenses the Baseband Firmware as described in Section 3.2.

1.9  “Licensed Product” means a Proposed Product that meets the Xbox 360 Certification Specifications, has passed the Xbox 360 certification process described in Section 6, and meets the Quality Standards and Microsoft Standards.

1.10 “Licensed for Xbox 360 Logo” means the “Licensed for Xbox 360 Logo” as provided by Microsoft to Company and identified in Exhibit B-1 for use on the Product Package and related promotional materials, advertising and documentation for Licensed Product(s) in accordance with the terms of this Agreement.

1.11 “Microsoft Materials” means the Technical Documentation, Firmware and Necessary Claims.

1.12   “Microsoft Standards” means Microsoft’s restricted substances specifications (including without limitation any lead-free product requirements), Vendor Code of Conduct and Microsoft’s social and environmental compliance specification as released to Company prior to execution and delivery of this Agreement and as updated by Microsoft from time to time.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

1.13   “Necessary Claims” means claims (a) of a patent or patent application that Microsoft now or hereafter owns or otherwise has the right to license to Company, without the payment of any royalty or other amounts to any unaffiliated third party, that (b) are necessarily infringed by implementation of the Security Feature or the Wireless Feature. For purposes of the foregoing, a claim is a “Necessary Claim” only when it is not possible to avoid infringement, because there is no technically reasonable, non-infringing alternative implementation. Further, notwithstanding the foregoing, “Necessary Claims” do not include any claims: (1) other than those set forth above, even if contained in the same patent or patent application as Necessary Claims; (2) to any enabling technologies that may be necessary to make or use any product (or a portion thereof) or combination that implements the Security Feature or the Wireless Feature (such as hardware, semiconductor manufacturing, compiler, object-oriented, operating system, protocol, programming interface or networking technologies); (3) covering the implementation of other published specifications that may be referenced in the Microsoft Materials; or (4) to the extent such claim covers any product (or portion thereof) or combination, the purpose or function of which is not included in the Security Feature or the Wireless Feature.

1.14  “Product Package” means the retail package containing the Licensed Product and other materials that are included with the Licensed Product.

1.15  “Proposed Product” means a pre-release version of Company’s proposed accessory device that Company submits to Microsoft or its Certification Testing Center to verify the device’s compatibility with the Xbox 360 console in accordance with the Certification Specifications.

1.16   “Quality Standards” means the standards of workmanship, overall quality, and performance generally accepted in the video game console accessory industry.

1.17 “Radio Device” means either (a) the application specific integrated circuit that instantiates the Wireless Feature and is made by an Approved Vendor (i.e. the chip known by the Microsoft internal code name “Adams”) or (b) the module that instantiates the Wireless Feature and is made by an Approved Vendor (i.e. the module known by the Microsoft internal code name “McAdams”).

1.18 “Security Chip” means the application specific integrated circuit that instantiates the Security Feature and is made by an Approved Vendor.

1.19   “Security Feature” means Microsoft’s proprietary protocol used to validate authentic devices on the Xbox 360 platform.

1.20 “Security Firmware” means that proprietary Microsoft firmware that implements the Security Feature and is instantiated on a Security Chip.

1.21   “Technical Documentation” means the specifications, reference code and other technical documentation listed in the attached Exhibit A or otherwise delivered by Microsoft for Company’s use under this Agreement.

1.22   “Term” means the term of the Agreement set forth in Section 15.1.

1.23   “Territory” means those countries or regions identified in Exhibit E.

1.24 “Wireless Feature” means Microsoft’s proprietary protocol used to enable wireless communication between devices on the Xbox 360 platform.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

1.25 “Wireless Firmware” means that proprietary Microsoft firmware that implements the Wireless Feature and is instantiated on a Radio Device.

1.26 “Wireless Licensed Product” means a Licensed Product that includes the Wireless Feature, but only if Microsoft has approved the inclusion of the Wireless Feature in such Licensed Product during the Product Review and Certification process described in Section 6.

1.27  “Xbox 360 Chip(s)” means (a) the Security Chip, (b) the Radio Device, and (c) the Baseband Chip, if Company elects to license the Baseband Firmware in accordance with Section 3.2.

1.28  “Xbox 360 Logos” means the Licensed for Xbox 360 Logo and the Xbox 360 Product Jewel Logo, collectively.

1.29   “Xbox 360 Product Jewel Logo” means the stylized Xbox 360 “X” logo as provided by Microsoft to Company and identified in Exhibit B-1 for use on Licensed Product(s) in accordance with the terms of this Agreement.

All other initially capitalized terms will have the meanings hereinafter assigned to them.

2. Xbox 360 Development Kit (Peripherals) License.

Prior to submitting any Proposed Product for verification, Company must sign Microsoft’s Xbox 360 Development Kit (Peripherals) (“PXDK”) license agreement for third party accessory manufacturers. If Company will use an Approved Subcontractor to manufacture Licensed Products or provide development services related to the Licensed Products, then prior to submitting any corresponding Proposed Product, Company must require that Approved Subcontractor to sign Microsoft’s PXDK license agreement.

3. Licenses.

3.1  Xbox 360 Security Feature and Wireless Feature. Subject to Company paying all applicable fees and royalties set forth in this Agreement, Microsoft, on behalf of itself and its affiliates, grants to Company a personal, nonexclusive, nontransferable, royalty-bearing, nonsublicensable license to: (a) make and use a reasonable number of copies of the Technical Documentation, but only as necessary for the development of Licensed Products that conform to the specifications included in the Technical Documentation; (b) make derivative works based on source code that may be supplied in the Technical Documentation (“Derivatives”), but only for incorporation into Licensed Products; (c) incorporate (i) object code supplied in the Technical Documentation and (ii) Derivatives into the Licensed Product; (d) use and distribute Security Firmware in the Territory, but only as incorporated in Security Chips made by and purchased from Approved Vendors and included in Licensed Products; (e) use and distribute Wireless Firmware in the Territory, but only as incorporated in Radio Devices made by and purchased from Approved Vendors and included in Wireless Licensed Products; and (f) only in the Territory, directly or indirectly sell, offer for sale, import and distribute Licensed Products that implement (i) the Security Feature alone, or (ii) the Security Feature and the Wireless Feature, but only if the Licensed Product is a Microsoft-approved Wireless Licensed Product. Except as specifically provided in (b), (c) and (d) of this Section 3.1, the license grant above does not include any right to disclose or incorporate into any product, including without limitation Licensed any copy of, or derivative work based upon, any Technical Documentation or Firmware.

3.2 Baseband Firmware. Company may elect to license the Baseband Firmware from Microsoft by notifying Microsoft in writing and paying the Baseband Firmware Fee set forth in Exhibit C. Upon Microsoft’s receipt of the Baseband Firmware Fee, Microsoft, on behalf of itself and its affiliates, grants to Company a personal, nonexclusive, nontransferable, royalty-bearing, nonsublicensable license to: use and distribute the Baseband Firmware only in the Territory and only as incorporated in Baseband Chips made by and purchased from Approved Vendors and included in Licensed Products. The license grant above does not include any right to disclose or incorporate into any product, including without limitation Licensed Products, any copy of, or derivative work based upon, any Technical Documentation or Firmware.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

3.3   Xbox 360 Chip(s). The license granted in Section 3.1 includes the right for Company to purchase Security Chips (at a minimum purchase order quantity of 25,000 units) from an Approved Vendor for use with the Licensed Products, upon such pricing and other terms to be agreed upon between Company and the Approved Vendor. If the Licensed Product is a Wireless Licensed Product, then the license granted in Section 3.1 includes the right for Company to purchase Radio Devices (at a minimum purchase order quantity of 25,000 units) from an Approved Vendor for use with the Licensed Products, upon such pricing and other terms to be agreed upon between Company and the Approved Vendor. If Company elects to license the Baseband Firmware, the license granted in Section 3.2 includes the right for Company to purchase the Baseband Chips (at a minimum purchase order quantity of 25,000 units) from an Approved Vendor for use with the Licensed Products, upon such pricing and other terms to be agreed upon between Company and the Approved Vendor. Microsoft reserves the right to require additional design or other specifications relating to the Xbox 360 Chips and/or to add or decrease security requirements, including, without limitation, implementation of the Security Feature without using the Security Chip.

3.4   Restrictions.

(a) No Reverse Engineering. Company shall not reverse engineer, decompile, disassemble, or otherwise access the source code for any portion of the Security Feature, Wireless Feature, or Firmware except (i) as permitted by applicable law which cannot be waived by this subsection, or (ii) as authorized by separate agreement by Microsoft or a Microsoft affiliate. Company shall use commercially reasonable efforts to design Licensed Products to prevent third parties from reverse engineering, decompiling or disassembling any portion of the Security Feature, Wireless Feature, and/or Firmware and to prevent end users from discovering the source code of any component of the underlying Security Feature, Wireless Feature, and/or Firmware.

(b) No Foundry Products. The license grants above do not include any rights to make, use, sell, offer for sale, import or distribute Licensed Product designed by or for a third party without substantial input from Company, and manufactured, reproduced, sold, leased, licensed or otherwise transferred from Company to that third party (or to customers of, or as directed by, that third party) on essentially an exclusive basis.

(c) Restricted Software. Company will not use any software subject to an Excluded License to make any derivative of any Microsoft Materials or offer, sublicense or distribute any code supplied in the Microsoft Materials or derivative of any such code in conjunction with any software subject to an Excluded License. “Excluded License” means any license that requires that any (a) Microsoft Materials or component or portion thereof, (b) other software, technology, product, service or documentation incorporating or using any Microsoft Materials, or (c) other software, technology, product, service or documentation combined and/or distributed with any Microsoft Materials be: (x) disclosed or distributed in source code form; (y) licensed for the purpose of making derivative works; or (z) redistributable at no charge.

3.5   Reservation of Rights. All rights not expressly granted in this Agreement are reserved. No additional rights whatsoever (including, without limitation, any implied licenses) are granted by implication, estoppel or otherwise. Microsoft retains ownership of all right title and interest in the Microsoft Materials.

4. Xbox 360 Logos.

4.1  Licensed for Xbox 360 Logo. Microsoft will provide Company with the required Licensed for Xbox 360 Logo artwork. Upon approval of the Licensed Product under Section 6.3 and subject to payment of the license fees and royalties set forth in Section 5, Microsoft grants to Company a non-exclusive, fully paid-up, non-transferable, revocable, personal license to use the Licensed for Xbox 360 Logo during the Term only on Company’s Product Package and related promotional materials, advertising, and documentation in connection with the marketing, sales and distribution of the Licensed Product in the Territory, according to the Branding Specifications and the other terms and conditions set forth herein. Company is not authorized or licensed to include the Licensed for Xbox 360 Logo on the Licensed Product itself or on any labels affixed to the Licensed Product or as part of any warranties made by the Company.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

4.2  Xbox 360 Product Jewel Logo. In addition to the license granted in 4.1, Microsoft grants to Company a non-exclusive, fully paid-up, non-transferable, revocable, personal license during the Term to place the Xbox 360 Product Jewel Logo only on Licensed Product(s) intended for sale in the Territory, according to the Branding Specifications and the other terms and conditions set forth herein. Company is not authorized or licensed to include the Xbox 360 Product Jewel Logo on any promotional materials or advertising in connection with the marketing, sales and distribution of the Licensed Product(s), or as part of any warranties made by the Company. The Xbox 360 Product Jewel Logo is licensed to Company solely for placement on the Licensed Products as set forth herein.

4.3  Logo Usage Approval.

(a)  Company Submission. Company will deliver to Microsoft the Product Package and any other materials that use or refer to the Xbox 360 Logos or any other Microsoft name (“Submitted Materials”). Microsoft will review the Submitted Materials to confirm that the use of the Xbox 360 Logos in the Submitted Materials complies with the Branding Specifications. Company must receive Microsoft’s approval of Submitted Materials prior to any manufacture, distribution or publication of the same. All requests for approval hereunder will be submitted to:

Xbox Accessories Program Manager
Microsoft Corporation, One Microsoft Way, Redmond, WA 98052, USA

(b) Microsoft Response. Microsoft will respond to Company’s request for approval of Submitted Materials within a commercially reasonable period of time. Microsoft’s approval or rejection of the request from Company will be delivered via U.S. Mail or e-mail to:
Company Contact:	John Marshall
Address:	Qmotions, Inc.
P.O. Box 5019,
Riverside, CA 92517

If requested, Company agrees to incorporate Microsoft’s comments or edits prior to publication, manufacture or distribution of any Submitted Materials.

(c) Use of Approved Materials. After Microsoft has approved Submitted Materials, Company will manufacture, assemble, publish, and distribute the Submitted Materials only as approved by Microsoft and will make no changes to the Submitted Materials without first obtaining Microsoft’s written approval of such change.

4.4  Logo Usage Requirements and Restrictions.

(a) Branding Specifications. Company’s use of the Xbox 360 Logos will comply with the Branding Specifications and will conform in all respects to the Submitted Materials finally approved by Microsoft as required hereunder.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

(b) No Third Party Usage; No Merchandising. Company is granted no right to permit any third party to use the Xbox 360 Logos in any manner without Microsoft’s prior written consent and any attempt to do so will be void. Company’s license to use the Xbox 360 Logos in association with Licensed Products will not extend to the merchandising or sale of related or promotional products under such Xbox 360 Logos.

(c) No Co-Branding. Company will not use the Xbox 360 Logos in association with any third party trademarks in a manner that might suggest co-branding or otherwise create potential confusion as to source or sponsorship of the Licensed Products or ownership of the Xbox 360 Logos without written consent (including via email).

(d) Other Prohibited Uses. Company will not use Xbox 360 Logos in connection with any activity that (i) disparages Microsoft or its products or services; (ii) violates or infringes any intellectual property of Microsoft; or (iii) violates any local, state, federal, country, or international regulation or law.

(e) Remedy of Non-Conformance. Upon notice or other discovery of any non-conformance with the requirements or prohibitions of this Section 4, Company will promptly remedy such non-conformance and notify Microsoft of the non-conformance and remedial steps taken.

4.5  Assistance in Protecting Logos. Company will assist Microsoft in protecting and maintaining Microsoft’s rights in the Xbox 360 Logos worldwide, including preparation and execution of documents necessary to register the Xbox 360 Logos at Microsoft’s expense and giving immediate notice to Microsoft of potential infringement of the Xbox 360 Logos in any country. Microsoft will have the sole right to and in its sole discretion may commence, prosecute or defend, and control any action concerning the Xbox 360 Logos. Company will not contest the validity of, or by act or omission jeopardize, or take any action inconsistent with, Microsoft’s rights or goodwill in the Xbox 360 Logos in any country, including attempted registration of the Xbox 360 Logos or use or attempted registration of any mark confusingly similar thereto.

4.6  Logo Ownership. Company acknowledges Microsoft’s sole ownership of the Xbox 360 Logos worldwide and all associated goodwill. Nothing in this Agreement or in the performance thereof, or that might otherwise be implied by law, will operate to grant Company any right, title, or interest in or to the Xbox 360 Logos other than as specified in the limited license granted in this Agreement. Company’s use of the Xbox 360 Logos will inure solely to the benefit of Microsoft. Company hereby assigns and will assign in the future to Microsoft all rights it may acquire by operation of law or otherwise in the Xbox 360 Logos, including all applications or registrations therefore, along with the goodwill associated therewith.

5. Payments.

5.1  License Fees.

(a) Security Feature Fee. Company will pay Microsoft the fees set forth on Exhibit C for the license of the Security Feature (the “Security Feature Fee”). The Security Feature Fee is above and beyond the actual cost of the Security Chip that Company (or Approved Purchasers) will purchase from the Approved Vendor. In the event that Company purchases any Security Chips prior to the Effective Date, Company will pay the Security Feature Fee corresponding to such Security Chips within thirty (30) days after the Effective Date.

(b) Wireless Feature Fee. For Wireless Licensed Products, Company will also pay Microsoft the fees set forth on Exhibit C for the license of the Wireless Feature (the “Wireless Feature Fee”). The Wireless Feature Fee is above and beyond the actual cost of the Radio Device that Company (or Approved Purchasers) will purchase from the Approved Vendor.  In the event that Company purchases any Radio Devices prior to the Effective Date, Company will pay the Wireless Feature Fee corresponding to such Radio Devices within thirty (30) days after the Effective Date.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

(c) Setup and Firmware Fees. Company will also pay Microsoft the applicable Setup and Firmware Fees identified in Exhibit C.

5.2  Logo Royalties.

(a) Logo Royalties. In consideration of the Xbox 360 Logo license rights granted Company for the Licensed Products, Company will pay to Microsoft the Xbox 360 Logo Royalties set forth on Exhibit C. The royalty obligation is triggered on the shipment of Licensed Product(s) to customers.

(b) Royalty Reports and Payments. Company will make quarterly royalty reports to Microsoft within (i) forty-five (45) days after the end of each calendar quarter during the Term; (ii) fifteen (15) days after termination of this Agreement in the event there is no “Sell Off Period” as referenced in Section 15.3; or (iii) in the event there is a “Sell Off Period” as referenced in Section 15.4, within fifteen (15) days after the end of each calendar month during the Sell Off Period and a final report and payment within fifteen (15) days of the end of the Sell Off Period. The royalty report will include monthly sales information and be in a reasonable form as defined by Microsoft. For each calendar quarter, Company will remit payment(s) in accordance with Section 5.3 in United States Dollars at the same time as submission of the royalty report.

5.3 Place of Payment. Microsoft will address invoices for fee and royalty payments owed by Company to:

Company Contact:	Accounts Payable
Address:	Qmotions, Inc.
P.O. Box 5019
Riverside, CA 92507

The statements required pursuant to this Section will be delivered by Company to:

Reports:	Quarterly royalty reports should be sent via email to:
Microsoft Licensing, GP (MLGP)
Xbox 360 Accessories Accounting Services

Payments will be sent via wire transfer in U. S. Dollars only to:

or such other address of account as Microsoft may specify from time to time.

5.4 Audit. During the Term and for a period of at least three (3) years thereafter, Company shall keep and maintain complete and accurate books and records relating to its performance (and any of its manufacturer’s performance) under this Agreement. Upon not less than fourteen (14) days advance written notice from Microsoft, Company shall make such books and records available for audit by Microsoft’s internal audit team or an independent certified public accounting firm (together with independent technical personnel if and as reasonably required for such accountant to perform the audit) designated by Microsoft and approved by Company, which approval shall not be unreasonably withheld. Unless otherwise agreed by Microsoft and Company, any such audit shall be conducted during regular business hours, at Company’s principal place of business, not more frequently than once in any period of twelve (12) consecutive months and in a manner that does not unreasonably interfere with Company’s normal course of business. If any audit reveals an overpayment, then Company will receive a credit, in the amount of such overpayment, that will be applied only against future royalties payable under Section 5.2. If any audit reveals an underpayment, then Company will pay Microsoft the amount of the underpayment, together with interest as provided for in Section 5.5, within forty-five (45) days after the date of the auditor’s report. Further, if any audit reveals an underpayment of more than five percent (5%) of the royalties owed for the royalty periods subject to the audit, then Company will promptly reimburse Microsoft, upon request, for all costs and expenses reasonably incurred by Microsoft to conduct the audit.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

5.5 Delinquent Payment. Any license fee, royalty or other amount not paid when due and otherwise in accordance with this Section 5 shall bear interest at the rate of one percent (1%) per month or the highest rate permitted by applicable usury law, whichever is less, calculated on a daily basis and compounded on the first day of each calendar month, from the date due until the date received by Microsoft in accordance with Section 5.3. This Section 5.5 does not authorize late payments, and the payment of interest hereunder shall not be lieu of or prejudice any other right or remedy that Microsoft may have on account of Company’s failure to make any payment in accordance with this Section 5.

5.6 Taxes. Company shall be responsible for the billing, collecting and remitting of sales, use, value added, and other comparable taxes due with respect to the exercise of the licenses granted in this Agreement and any other activities of Company and its subsidiaries under this Agreement (including, without limitation, the collection of revenues). Microsoft is not liable for any taxes (including, without limitation, any penalties or interest thereon) that Company or any of its subsidiaries is legally obligated to pay in connection with this Agreement, the exercise of any licenses granted in this Agreement or any other activities of Company and its subsidiaries under this Agreement. Company is not liable for any income taxes that Microsoft is legally obligated to pay with respect to any amounts paid to Microsoft by Company under this Agreement.

All royalties and fees exclude any taxes, duties, levies, fees, excises or tariffs imposed on any of Company’s activities in connection with this Agreement. Company shall pay to Microsoft any applicable taxes that are owed by Company solely as a result of entering into this Agreement and which are permitted to be collected from Company by Microsoft under applicable law, except to the extent that Company provides to Microsoft a valid exemption certificate for such taxes. Company agrees to indemnify, defend and hold Microsoft harmless from any taxes (including, without limitation, sales or use taxes paid by Company to Microsoft) or claims, causes of action, costs (including, without limitation, reasonable attorneys’ fees) and any other liabilities of any nature whatsoever related to such taxes.

If, after a determination by foreign tax authorities, any taxes are required to be withheld on payments made by Company to Microsoft, Company may deduct such taxes from the amount owed Microsoft and pay them to the appropriate taxing authority; provided, however, that Company shall promptly secure and deliver to Microsoft an official receipt for any such taxes withheld or other documents necessary to enable Microsoft to claim a U.S. Foreign Tax Credit. Company will make certain that any taxes withheld are minimized to the extent possible under applicable law.

This tax section shall govern the treatment of all taxes arising as a result of or in connection with this Agreement notwithstanding any other section of this Agreement.

6. Product Review and Certification.

6.1   Review of Proposed Product. Company will identify a single contact person for all business development activity relating to Proposed Products. Company will submit its plans for Proposed Products to Microsoft for review against Xbox 360 hardware and software game categories. Feedback regarding the category fit of any Proposed Product may be provided by Microsoft in its sole discretion to maintain consistent and compatible Xbox 360 accessory products. Company’s plan for Proposed Products will be in writing, and will include at least (to the extent applicable): (a) detailed description of the design, technical and marketing suitability of the Proposed Product, (b) expected suggested retail pricing of the Proposed Product, (c) whether the Proposed Product is intended to result in a Wireless Licensed Product; and (d) estimated annual sales volumes by world region of the Proposed Product(s) based upon assumptions provided by Company.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

6.2  Authorization of Security Feature, Wireless Feature and Xbox 360 Chip(s). Upon Microsoft’s approval of the plan for each Proposed Product, Company may request sample Security Chips, Radio Devices (if the Proposed Product approved by Microsoft is intended to result in a Wireless Licensed Product), and Baseband Chips from the applicable Approved Vendor in quantities approved by Microsoft. Company will use the sample Xbox 360 Chips solely for Proposed Product development and certification testing per Microsoft’s Technical Documentation and Certification Specifications. Upon such approval, Company may also initiate discussions with the Approved Vendor to reach agreement on supply of the Xbox 360 Chips including price, schedule and other purchase order requirements. Such agreement will include an authorization from Company for Approved Vendor to release information to Microsoft about the number of Xbox 360 Chips purchased.

6.3 Certification of Proposed Product.

(a) Requirements for Certification. Microsoft will at all times control requirements for Xbox 360 certification testing. Modifications to the Certification Specifications and Branding Specifications may be implemented by Microsoft at any time during the Term, but will not be retroactive to any Licensed Product already certified by Microsoft or its Certification Testing Center.

(b) Proposed Product Submission. Company will, at its sole cost and expense, deliver to Microsoft or Microsoft’s Certification Testing Center a minimum of seven (7) units of the Proposed Product for certification. Company represents and warrants that: (i) all Proposed Products units submitted are representative of product ready for release for general distribution; (ii) Company has adequately and extensively tested the Proposed Products using the PXDK test equipment required by Microsoft; (iii)  there are no errors in the Proposed Products. If requested by Microsoft, Company will also provide Microsoft or the Certification Testing Center with copies of all End User installation and technical reference manuals for the Proposed Product, as well as any other documentation reasonably requested by Microsoft for operating the Proposed Product and/or conducting the certification activities.

(c) Proposed Product Review. The Proposed Product units will be reviewed for compliance with the Certification Specifications in effect at the time of review. Company will be responsible for supplying any necessary documentation to operate the Proposed Product for verification purposes and for designating a single contact person for technical assistance. If the certification is provided by a Certification Testing Center, Company will pay all verification fees required by the Certification Testing Center and will execute any additional contracts required by the Certification Testing Center. Microsoft is not liable for any damage to the Proposed Product units while in transit to and on Microsoft’s premises or that of the Certification Testing Center.

(d) Testing Schedule; Reports. Company will schedule all certification testing at least three (3) weeks in advance or shorter time as agreed to by Microsoft or the Certification Testing Center. Certification will be performed by Microsoft or the Certification Testing Center subject to the availability of its resources and staff. Microsoft will report to Company on status of testing within two weeks of Company’s submission, but nothing in this Section will require Microsoft to complete testing within such time.

(e) Failure to Pass Certification. If a Proposed Product fails to meet the Certification Specifications, Microsoft or the Certification Testing Center will provide Company with a written report indicating the reasons for such failure but will not provide recommendations for improvements to the Proposed Product. Company will promptly replace, repair, or withdraw the Proposed Product from further certification testing. Microsoft will not refund any advance license fees paid for a Proposed Product that does not pass certification testing.

(f) Additional Product Requirements. In addition to meeting the Certification Specifications and passing the Xbox 360 certification testing, all Proposed Products will be of a quality at least commensurate with the quality of products distributed by Company before the Effective Date and will meet or exceed the Quality Standards and Microsoft Standards. On an annual basis, a Company officer will certify compliance with the Microsoft Standards in writing in a form substantially similar to that attached in Exhibit G as updated from time to time by notice from Microsoft. In the event Microsoft rejects the Proposed Product for failure to comply with the Quality Standards or Microsoft Standards, Company will correct and then resubmit the Proposed Product to Microsoft, or withdraw the Proposed Product from any further certification testing. Microsoft will not refund any advance license fees paid for a Proposed Product that does not pass certification testing or meet the Quality Standards or Microsoft Standards.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

6.4 Approval to Deliver Xbox 360 Chip(s). Upon final approval of each Licensed Product, Microsoft will inform the applicable Approved Vendor of such approval and authorize the Approved Vendor to sell the applicable Xbox 360 Chips to Company for use in the Licensed Product.

6.5 Control of Xbox 360 Chip(s). Company must provide to Microsoft a detailed plan for secure handling, storage, and scrap of Security Chips by Company ninety (90) days prior to their first receipt of Xbox 360 Chips. The detailed plan must include full material handling, storage and scrap procedures in place at all Company’s manufacturing facilities where Xbox 360 Chips are delivered, stored, and utilized in Licensed Products. Microsoft has the right to require additional handling, storage and scrap procedures to ensure adequate controls of Xbox 360 Chips.

6.6 Final Retail Product Samples. Upon final approval, Company will provide at no cost to Microsoft twenty (20) final retail packaged Licensed Products for use in its test and game certification laboratories. These units will be used for compliance testing on current and future products.

6.7 Prohibition on Unauthorized Manufacture or Distribution. Unless otherwise approved by Microsoft in writing, in no event will Company manufacture or distribute a Proposed Product or any other product that Company claims to be compatible with the Xbox 360 console or accessories without such product being a Licensed Product under the terms of this Agreement.

7. No Restriction on Independent Development.

Nothing in this Agreement will be construed as restricting Microsoft’s ability to acquire, license, develop, manufacture or distribute for itself, or have others acquire, license, develop, manufacture or distribute any software, firmware, or hardware with the same or similar functionality as the Proposed Product(s) or Licensed Product(s), or to market and distribute such other technology and products.

8. Product Manufacturing.

Company is solely responsible for manufacturing, designing, testing, labeling (including all warnings, use instructions and regulatory compliance), warehousing, distributing, promoting, selling and if necessary recalling the Licensed Products. Company is also responsible for ensuring that all commercially released versions of the Licensed Products are free of defects in material, manufacture and design, and comply with all applicable domestic and international regulations, standards and other laws and standards governing restricted substances, product safety and consumer protections. In no event will Microsoft be deemed to have any such responsibilities with regard to the Licensed Products. In particular, under any recycling, collection, recovery, reuse, disposal and/or waste management legislation, Company agrees that it is solely responsible for all Licensed Products as a producer and that Microsoft has no responsibility therefor. Company hereby indemnifies Microsoft in the event that its failure to comply with its responsibilities as a producer or any of its acts or omissions leads to a claim or action being made against Microsoft for Licensed Products under such legislation. Company will provide Microsoft with the name and address of the manufacturers of the Licensed Products and the location of their manufacturing facilities, and will provide Microsoft with no less than thirty (30) days prior written notice in the event of any changes of such manufacturer. Company will institute manufacturing processes and tests so as to ensure that all units of the Licensed Products manufactured by or for Company meet the Quality Standards and Microsoft Standards, comply with all applicable regulations, standards and other laws and are in compliance with the version of the Proposed Product approved by Microsoft under Section 6 of this Agreement. Company agrees to provide Microsoft with samples of the Licensed Product(s) from time to time for purposes of verifying that they continue to meet the Certification Specifications and Quality Standards. Upon notice or other discovery of any non-conformance of the Licensed Product or Product Package with the Quality Standards, Microsoft Standards or Certification Specifications (including receipt of any bona fide end user claims or complaints pertaining to consumer product safety matters), Company will promptly notify Microsoft and remedy such non-conformance in all such Licensed Product units or Product Packages regardless of where such are in the chain of distribution, and Company will notify Microsoft of the remedial steps taken.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

9. Permission to Demonstrate.

Company hereby grants permission to Microsoft to use and display Licensed Products at conventions, events, trade shows, press briefings, and the like, and to use, depict, broadcast, and otherwise display the Licensed Products in advertising and promotional material relating to Xbox 360 and related Microsoft products and services, as Microsoft may reasonably deem appropriate.

10. Confidentiality; Press Announcements; Product Listing.

10.1  Non-Disclosure Agreement. Microsoft and Company agree that the terms of the Non-Disclosure Agreement (“NDA”) executed by the parties on February 12th 2008 are incorporated herein by this reference. Further, the parties agree that all terms and conditions of this Agreement will be deemed Microsoft Confidential Information as defined in the NDA. In the event that any independent contractor of Company will require access to Microsoft Confidential Information for the purposes of fulfilling Company’s obligations under this Agreement, Company will enter into written confidentiality agreements with such independent contractors which are at least as protective of the Microsoft Confidential Information as is the NDA.

10.2  Press Releases. Microsoft and Company agree that Company’s initial press release or communication to the press and/or public regarding this Agreement, and any subsequent press releases to be published by Company which refer to Microsoft or Xbox 360, will be mutually agreed upon prior to Company’s release to the public. Company’s requests for approval and Microsoft’s reply thereto will be sent to:

Xbox Accessories Program Manager
Microsoft Corporation, One Microsoft Way, Redmond, WA 98052, USA

10.3  Mandated Disclosure of this Agreement. Notwithstanding Sections 10.1 and 10.2, the parties acknowledge that this Agreement, or portions thereof, may be required under applicable law to be disclosed as part of or an exhibit to either party’s required public disclosure documents. If either party is advised by its legal counsel that such disclosure is required, it will notify the other in writing and the parties will jointly seek confidential treatment of this Agreement to the maximum extent reasonably possible, in documents approved by both parties and filed with the applicable governmental or regulatory authorities, and/or Microsoft will prepare a redacted version of this Agreement for such filing.

10.4  Access to Xbox 360 Game Publishers. Microsoft agrees that Company may work with publishers and developers of Xbox 360 platform game products, under terms and conditions to be agreed upon by Company and such publisher/developer, for Company’s potential creation of Proposed Products that will maximize such publishers’/developers’ Xbox 360 game products. Nothing in this Agreement will prohibit Company from distributing Company’s Licensed Products as a packaged set together with any third party’s Xbox 360-compatible game products.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

10.5 Product Listing. Microsoft may, but is not obligated to, post information regarding the Licensed Products on applicable Microsoft websites provided that Company has not requested that Microsoft exclude the Licensed Products from such posting.

11. End User Warranties.

Company will be solely responsible for the distribution, marketing, sales, maintenance, and End User warranties of the Licensed Products, and for providing technical and all other support to distributors and End Users of the Licensed Products. Company will provide all distributors and End Users of the Licensed Products with Company’s contact information (including without limitation Company’s street address and telephone number, and the applicable individual/group responsible for customer support. Such distributor and End User support will be consistent with the then-applicable video game accessory industry standards. Company acknowledges and agrees that Microsoft will have no responsibilities whatsoever for any of the foregoing and that Company will be solely responsible for any and all End User warranty claims.

12. Company Warranties to Microsoft. Company warrants and represents that:

12.1  It has the full power and authority to enter into this Agreement.

12.2  The Licensed Products and Product Package comply with all relevant domestic and international regulations, standards, and other laws, including without limitation those pertaining to environmental, restricted substances, recycling, disposal, reuse, waste management, labor, worker safety, product safety and consumer protections applicable to the Licensed Products and Product Packaging, and Company expressly acknowledges that Microsoft has not undertaken and has no duty to test, verify or otherwise ensure that the Licensed Products, or Product Package complies with such regulations, standards, and laws.

12.3   The Licensed Products comply with the Quality Standards, Microsoft Standards, and the Certification Specifications and the Licensed Products, Product Package, and all marketing materials comply with the Branding Specifications.

12.4  Company has and will maintain throughout the Term and for at least two (2) years thereafter, a comprehensive general liability insurance policy with respect to the Licensed Product(s) in an amount not less than U.S.$2,000,000.00 per occurrence. Microsoft will be a named insured on said policy and Company will provide to Microsoft a Certificate of Insurance evidencing Microsoft’s status as an additional insured within 30 days of execution of this Agreement and only at Microsoft’s request a copy of said policy. Company will provide Microsoft with thirty (30) days prior written notice in the event of any policy cancellation or a material change in the terms or provisions of such policy.

12.5  Notwithstanding anything to the contrary contained in this Agreement, in the event Microsoft learns of a material variance in the Licensed Products’ compliance with the Quality Standards, Microsoft Standards or Certification Specifications or Company’s warranty in Section 12.2, Microsoft may terminate this Agreement in accordance with Section 15.2(a).

13. Microsoft Warranties to Company; Disclaimer of Warranties; Exclusion of Damages; Limitation of Liability.

13.1 Warranties. Microsoft warrants and represents that: (a) it has the full power to enter into this Agreement; and (b) it has not previously and will not grant any rights to any third party that are inconsistent with the rights granted to Company herein.

13.2 DISCLAIMER. EXCEPT AS EXPRESSLY STATED IN SECTION 13, MICROSOFT PROVIDES ALL MATERIALS, LICENSES AND SERVICES HEREUNDER ON AN “AS IS” BASIS, AND MICROSOFT DISCLAIMS ALL OTHER EXPRESS OR IMPLIED WARRANTIES UNDER THE APPLICABLE LAWS OF ANY COUNTRY REGARDING THE MATERIALS, LICENSES AND SERVICES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF NON-INFRINGEMENT OR WITH REGARD TO THE SCOPE, COVERAGE, VALIDITY OR ENFORCEABILITY OF ANY NECESSARY CLAIMS OR THAT ANY NECESSARY CLAIMS OR OTHER INTELLECTUAL PROPERTY RIGHTS APPLY WORLDWIDE. THE ENTIRE RISK AS TO THE QUALITY, USE, OR PERFORMANCE OF ANY MATERIALS PROVIDED BY MICROSOFT HEREUNDER REMAINS WITH COMPANY.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

13.3  EXCLUSION OF INCIDENTAL, CONSEQUENTIAL AND CERTAIN OTHER DAMAGES. To the maximum extent permitted by applicable law, in no event will Microsoft, its affiliates, subsidiaries, licensors or its suppliers be liable for any special, incidental, indirect, or consequential damages whatsoever under this Agreement (including, but not limited to, damages for loss of profits or confidential or other information, for business interruption, for personal injury, for failure to warn, for failure to meet any duty including of good faith or of reasonable care, for negligence, and for any other pecuniary or other loss whatsoever) even if Microsoft has been apprised of the likelihood of such damages.

13.4  Limitation of Liability and Remedies. Notwithstanding any damages that Company might incur for any reason whatsoever (including, without limitation, all damages referenced above and all direct or general damages), the entire liability of Microsoft, its affiliates, licensors and any of its suppliers under any provision of this Agreement and Company’s exclusive remedy for all of the foregoing, will be limited to the cumulative sum of all license fees and royalty payments received by Microsoft from Company under this Agreement. The foregoing limitations, exclusions and disclaimers will apply to the maximum extent permitted by applicable law, even if any remedy fails its essential purpose.

14. Indemnity.

14.1  Company’s Indemnity of Microsoft. Company will defend, indemnify and hold harmless Microsoft and Microsoft’s affiliates and subsidiaries, and their respective directors, officers, employees, agents, customers and distributors of each of the foregoing from and against any and all claims, actions, demands, legal proceedings, liabilities, damages, losses, judgment, authorized settlements, costs and expenses, including without limitation actions by private parties or governmental agencies and reasonable attorney’s fees, arising out of or in connection with any actual or alleged:

(a) claim that, if assumed to be true, would constitute a breach of a Company warranty, representation or covenant set forth in this Agreement; and/or

(b) claim relating to the Proposed Product(s), Licensed Product(s), Product Package or the marketing thereof (except to the extent that Microsoft is obligated to indemnify Company for trademark infringement claims under14.3), including without limitation: (A) claims of actual or alleged infringement by Company, a Proposed Product, a Licensed Product, and/or Product Package, of any patent, copyright, trade secret, mask work right, trademark or other proprietary right of any third party except to the extent that such infringement arises from the Xbox 360 Logos, the Firmware, the Security Feature, or the Wireless Feature; (B) claims by any third party that a Proposed Product, Licensed Product, and/or Product Package has caused any injury or bodily harm (including death) or has damaged real property or personal property or the environment; (C) claims based on a violation by Company of, or failure of Proposed Product, Licensed Product, and/or Product Package to comply with, any applicable law or regulation; (D) claims by or on behalf of any subcontractor, supplier, employee or agent of Company; and/or (E) claims related to Company’s use of the Xbox 360 Logos in a manner not authorized under this Agreement.

14.2  Indemnity Procedures. In the event Microsoft becomes aware of any such claim, Microsoft shall: (a) reasonably promptly notify Company thereof; and (b) provide Company with reasonable cooperation in the defense thereof. Unless such claim or the defense thereof could give rise to criminal liability or could have a material effect on Microsoft’s business in the jurisdiction of such proceeding, Microsoft will not settle any such claim without Company’s consent, which will not be unreasonably withheld. Microsoft will have the right to approve the counsel selected by Company to defend any such claim (such approval not to be unreasonably withheld) and will also have the right to have its own counsel participate in the defense of any such claim at Microsoft’s own expense. Notwithstanding the foregoing, and without prejudice to Company’s indemnification obligations or Microsoft’s other rights hereunder, Microsoft will be entitled (using its own counsel and without the consent of Company) to control the defense of, and settle, any claim if Company does not, upon Microsoft’s demand, acknowledge in writing Company’s full responsibility to indemnify therefor.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

14.3  Microsoft’s Indemnity of Company. Microsoft will defend, indemnify and hold Company and Company’s affiliates, directors, officers, employees, licensees, agents and independent contractors harmless from and against any costs, damages and fees reasonably incurred by Company, including but not limited to fees of attorneys and other professionals, that are attributable to any third-party claim that the Xbox 360 Logos infringe the trademark of such third party in those countries in which Microsoft distributes the Xbox 360 video game consoles. Company will provide Microsoft reasonably prompt notice in writing of any such claims and provide Microsoft with reasonable information and assistance, at Microsoft’s expense, to help Microsoft to defend such claims.

15. Term and Termination.

15.1  Term. The term of this Agreement will commence on the Effective Date and unless terminated earlier as provided in Section 15.2, will continue until two (2) years after the Effective Date. Thereafter the Term will automatically renew for successive one-year periods until the last year Microsoft distributes the Xbox 360 version console unless either party gives written notice of its intent not to renew no less than ninety (90) days prior to the expiration of the initial or any subsequent renewal term.

15.2  Termination for Cause.

(a) By Microsoft. Microsoft may terminate this Agreement for cause immediately in the event that the PXDK license between Microsoft and Company is terminated or in the event of any breach by Company of the license provisions in Section 3 or 4. Microsoft may immediately terminate this Agreement for cause in the event of any of the following: (i) if Company is in material breach or default of any representation, warranty, covenant or agreement hereunder or fails to continue to perform its obligations hereunder, which breach or default is not cured within thirty (30) days of written notice from Microsoft; (ii) if Company becomes insolvent, or (iii) if Company becomes the subject of any proceeding under any bankruptcy, insolvency or liquidation law, whether domestic or foreign and whether voluntary or involuntary, which is not resolved favorably to Company within sixty (60) days of commencement thereof; or (iv) if Company becomes subject to property attachment, court injunction or court order which has a material adverse effect on its operations.

(b) By Company. Company may terminate this Agreement upon thirty (30) days’ written notice to Microsoft if Microsoft becomes the subject of any proceeding under any bankruptcy, insolvency or liquidation law, whether domestic or foreign and whether voluntary or involuntary, which is not resolved favorably to Microsoft within sixty (60) days of commencement thereof.

15.3  Effect of Termination; Sell-off Rights. In the event of any termination of this Agreement and subject to any Sell-off Period, Company will immediately (a) cease manufacture and distribution of the Licensed Product, (b) cease all use of the Xbox 360 Logos and Microsoft Materials, (c) cancel all purchase orders for Xbox 360 Chips, (d) destroy all tooling that contains Xbox 360 Logos, (e) dispose of Product Packages at Company’s expense as directed by Microsoft in its sole discretion, and (f) return or destroy, in accordance with its handling, storage, and scrap plan as provided for in section 6.5 of this Agreement, all unused Xbox 360 Chips. Notwithstanding the foregoing, upon the expiration or termination of this Agreement pursuant to a notice of non-renewal under Section 15.1 or under Section 15.2 above, or in the event this Agreement is terminated by Company under Section 15.2(b), Company will have the right to continue to sell or otherwise dispose of Licensed Product which is in Company’s inventory on the date of such termination or expiration, such right to continue for six (6) months after such expiration or termination (the “Sell-off Period”), provided that Company will not manufacture amounts of Licensed Product in anticipation of such termination or expiration which is in excess of orders expected to be received prior to the termination or expiration date. Company will immediately destroy any inventory units of Licensed Product remaining after the Sell-off Period. Any and all sales or other dispositions of the Licensed Product made under the provisions of this Section 15.3, including such during any Sell-Off Period, will be subject to all of the provisions of this Agreement. Sales by Company to end users and distributors prior to any termination or expiration of this Agreement will not be abridged or diminished by any expiration or termination of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

15.4  Return of Materials. Upon the expiration or termination of this Agreement, each party will promptly return to the other all Confidential Information and other materials of the other that were held by each under the terms of this Agreement.

15.5  Survival. The provisions of Sections 1, 4.6, 5.3, 7, 8, 10, 11, 12, 13, 14, 15.5, and 16 will survive any termination or expiration of this Agreement.

16. Miscellaneous.

16.1   Governing Law; Attorneys’ Fees.

(a) Governing Law. This Agreement will be construed and controlled by the laws of the State of Washington, and Company further consents to jurisdiction by the state and federal courts sitting in the State of Washington. The parties agree that the U. N. Convention on Contracts for the International Sale of Goods does not apply to this Agreement. Process may be served on either party by U.S. Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by the Washington Long Arm Statute. This Section 16 does not prevent Microsoft from seeking injunctive relief with respect to a violation of intellectual property rights or confidentiality obligations in any appropriate jurisdiction.

(b) Attorneys’ Fees. If either Microsoft or Company employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party will be entitled to recover reasonable attorneys’ fees.

16.2   Notices and Requests. All notices and requests in connection with this Agreement will be deemed given as of the day they are received either by messenger, delivery service, or in the U.S. mail, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

Company:	Mr. Amro A. Albanna, CEO QMOTIONS, INC. Physical Address: 871 Marlborough Avenue, Riverside, CA 92507 Mailing Address: P.O. Box 5019, Riverside, CA 92517

with a cc to:	Dr. Dale L. Hutchins, President ACTIGA CORPORATION

Mr. John Marshall, President QMOTIONS, INC. Physical Address: 871 Marlborough Avenue, Riverside, CA 92507 Mailing Address: P.O. Box 5019, Riverside, CA 92517

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

Microsoft:	MICROSOFT CORPORATION One Microsoft Way Redmond, WA 98052-6399

with a cc to:	MICROSOFT CORPORATION One Microsoft Way Redmond, WA 98052-6399

or to such other address as the party to receive the notice or request so designates by written notice to the other.

16.3   Assignment. This Agreement, and any rights or obligations hereunder will not be assignable by Company by contract or by operation of law without first obtaining Microsoft’s written consent. An assignment will be deemed to include without limitation (a) a merger of Company with another party, whether or not Company is the surviving entity, (b) the acquisition of more than twenty percent (20%) of any class of Company’s voting stock by another party, or (d) the sale or other transfer of more than fifty percent (50%) of Company’s assets (whether in a single transaction or series of transactions) any of which results in the assumption of management control by another corporation or its nominees. Microsoft may assign this Agreement in whole or in part to any affiliate or subsidiary (direct or indirect) or in connection with any merger, reorganization or consolidation. Subject to the limitations of this Section 16, this Agreement will inure to the benefit of and be binding upon the parties, their successors, administrators, heirs, and permitted assigns. Any attempted transfer or assignment in violation of this Section will be void; and, in the event of any such assignment or attempted assignment by Company, Microsoft shall have the right to immediately terminate the Agreement.

16.4   Independent Contractors. This Agreement is intended solely as a license agreement, and no partnership, joint venture, agency, or other form of agreement or relationship is intended.

16.5   Enforceability/Waiver. If any provision of this Agreement will be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions will remain in full force and effect. No waiver of any breach of any provision of this Agreement will constitute a waiver of any other breach of the same or any other provision hereof, and no waiver will be effective unless made in writing and signed by an authorized representative of the waiving party.

16.6   Government Approvals. Company shall, at its own expense, obtain and arrange for the maintenance in full force and effect of all foreign and domestic governmental and regulatory approvals, consents, licenses, authorizations, declarations, filings, and registrations as may be necessary or advisable for the performance of all of the terms and conditions of the Agreement including, but not limited to, foreign exchange approvals, import and offer agent licenses, fair trade approvals and all approvals which may be required to realize the purposes of the Agreement.

16.7   Injunctive Relief. The parties agree that Company’s threatened or actual unauthorized use of the Xbox 360 Logos or Microsoft Materials, whether in whole or in part, will result in immediate and irreparable damage to Microsoft for which there is no adequate remedy at law, and in such event Microsoft will be entitled to appropriate injunctive relief, without the necessity of posting bond or other security.

[Remainder of page intentionally left blank.]

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

16.8  Entire Agreement/Modification. The parties hereto acknowledge that they have read this entire Agreement and understand it, and they agree to be bound by all its terms and conditions. They further agree that this Agreement, the NDA and all exhibits hereto constitute a single, integrated written contract expressing the entire agreement between the parties with respect to the subject matter hereof and all prior and contemporaneous communications and negotiations, whether written or oral, have been and are merged and integrated into, and are superseded by, this integrated written agreement. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any party hereto, except as specifically set forth in this integrated written contract. This Agreement will not be modified except by a written agreement of even date herewith or subsequent hereto signed on behalf of Company and Microsoft by their duly-authorized representatives.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the dates indicated below.

MICROSOFT CORPORATION	QMOTIONS, INC.

By (signature)	By (signature)

Name (print)	Name (print)

Title	Title

Date	Date

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

EXHIBIT A

Microsoft Materials

Technical Documentation:

1.	Xbox 360 Controller Requirements
2.	Xbox 360 Wireless Controller Requirements
3.	Xbox 360 Controller XUSB Specification
4.	Xbox 360 Controller Certification Requirements
5.	XNA common controller WindowsXP driver [in object code only]
6.	Xbox 360 Controller Security Interface Specification

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

EXHIBIT B-1

Licensed Logos

Xbox 360 Product Jewel Logo

Licensed for Xbox 360 Logo

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

EXHIBIT B-2

Branding Specifications

*******

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

EXHIBIT C

Royalties and Fees

1.  Xbox 360 Logo Royalties.

a.  Logo Royalties. In accordance with Section 5.2(a), Company will pay the Xbox 360 Logo Royalties set forth in the table below for units of Licensed Product sold in the applicable territory.

b. One-Time Guaranteed Royalty Payment. Company will make a one-time guaranteed royalty payment for each applicable Territory below (the “Guaranteed Royalty”). The Guaranteed Royalty Payment will be due within thirty (30) days after the Effective Date. The Guaranteed Royalty is not refundable except as set forth in Section 15.2, but will be applied as a credit against the royalties payable under Section 5.2(a) on Licensed Products that Company ships to customers during the Guaranteed Royalty Period set forth in the table below. The Guaranteed Royalty will not be applied to any royalties payable on Licensed Products that Company ships to customers after the expiration of the Guaranteed Royalty Period.

Territory	Royalty Rate	Guaranteed Royalty	Guaranteed Royalty Period
*******	Wired Licensed Products: ******* Wireless Licensed Products: *******	US$*******	*******
*******	Wired Licensed Products: ******* price for the Licensed Product* Wireless Licensed Products: ******* price for the Licensed Product	US$*******	*******
*******	Wired Licensed Products: ******* Wireless Licensed Products: *******	US$*******	*******
Fee Waiver for Bundles. Company is not required to pay the Xbox 360 Logo Royalties (including the Guaranteed Royalty) set forth in this Section 1 for Products that are sold as part of a Bundle.“Bundle” means a Licensed Product when packaged and sold with a licensed Xbox 360 software game product designed for use with the Licensed Product.

2. Security Feature Fee. Company will pay Microsoft a license fee in the amount of US*** per Security Chip that is purchased by Company. Company must pay the Security Feature Fee for each Security Chip purchased by Company on a quarterly basis at the same time Company submits the royalty report and payment required in Section 5.2(b).

3. Wireless Feature Fee. Company will pay Microsoft a license fee in the amount of US*** per Radio Device that is purchased by Company. Company must pay the Wireless Feature Fee each Radio Device purchased by Company on a quarterly basis at the same time Company submits the royalty report and payment required in Section 5.2(b). By way of clarification, Company may only purchase Radio Devices for use in (a) Proposed Products that Microsoft has approved pursuant to Section 6.1 and (b) Licensed Products directly resulting from such Proposed Products.

4. Setup and Firmware Fees.

a.
Setup Fee. Company will pay Microsoft a one-time setup fee in the amount of US$*** in consideration of Microsoft and its Approved Vendor establishing a Company-specific version of the Security Chip for Company’s use. Microsoft will waive this fee, however, if Company either: (i) elects to license the Baseband Firmware and pays the Baseband Firmware fee identified in Section 4(b) below; or (ii) intends to develop a Wireless Licensed Product and pays the Wireless Firmware fee identified in Section 4(c) below.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

b.
Baseband Firmware Fee. If Company elects to license the Baseband Firmware, Company will pay Microsoft a one-time non-refundable fee in the amount of US***. Microsoft will waive this fee, however, if Company intends to develop a Wireless Licensed Product and pays the Wireless Firmware fee identified in Section 4(c) below.

c.
Wireless Firmware Fee. If Company plans to create a Proposed Product intended to result in a Wireless Licensed Product, Company will pay Microsoft a one-time non-refundable fee in the amount of US***. Company will pay this fee within *** days after Microsoft’s approval of the Company’s plan for the Proposed Product pursuant to Section 6.1

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

EXHIBIT D

Certification Testing Centers

[To be supplied at a later date]

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

EXHIBIT E

Territory

Check all that apply:

☒	North America
☐	Japan
☐	Europe and Rest of World

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

EXHIBIT F

Approved Vendors

Infineon P/N	Approved Vendor	Contact	Licensee’s Orders to be Placed By
***	Qmotions, Inc.
John Marshall
Qmotions, Inc.
871 Marlborough Ave. #100,  Riverside, CA 92507
Phone: +1-951-786-9474

David Addington
Qmotions, Inc.
871 Marlborough Ave. #100,  Riverside, CA 92507
Phone: +1-951-786-9474 X223

Qmotions, Inc. will handle all security chip orders for this part number.

CONFIDENTIAL TREATMENT REQUESTED
WITH RESPECT TO CERTAIN PORTIONS HEREOF
DENOTED WITH “***”

EXHIBIT G

Certificate of Compliance (CoC)

Supplier Information
Company Name:	Address:
SRSM (Supplier Restricted Substance Mngr) :	Title:
SRSM Phone:	Email:

Reportable Substances
Use the following section to disclose all Section B substances listed in Microsoft Specification Restricted Substances for Hardware Products (H00594). If Section B substances are used in the product or component, specify the chemical name, Chemical Abstracts Service (CAS) number, and where the substance is used in the product or component.
If none of the above substances are present, specify “NOT USED” on line 1 below. Use additional sheet if necessary.

H00594 Section B SUBSTANCE NAME	CAS NUMBER	WHERE USED in PRODUCT
1.
2.
3.
4.
5.
6.

Product Information
Product Names & Number:	Device (ex. Gamepad, Steering wheel):
PNs / EIPNs / SKUs:	Time Period (maximum 12 months): From: To:

Does this component contain a RoHS exempt application? No:☐ Yes: ☐
If yes:
1. Cite the RoHS exemption(s) being claimed. Select exemption from drop down menu, Select exemption from drop down menu, Select exemption from drop down menu, Select exemption from drop down menu, Select exemption from drop down menu
Refer to Annex 1 at the end of this form for the complete list of RoHS exemptions.
2. Identify the homogeneous material(s) in the component(s) containing the RoHS substance (e.g. glass, metal, alloy, ceramic, etc.):

I certify that the supplied product (see above) conforms fully to the requirements of the Microsoft “Restricted Substances for Hardware Products (H00594)” specification and that no banned Ozone Depleting Chemicals (per the Montreal Protocol) are used in the manufacture of Microsoft products.

Supplier Electronic Signature
SRSM:	Date:

Annex 1: Applications of lead, mercury, cadmium and hexavalent chromium exempted from RoHS as of October 2006

The following is a list of exemptions under RoHS which MS suppliers may find relevant. Suppliers are responsible for maintaining current information and are encouraged to consult the full text of RoHS for other exemptions and for the latest updates to RoHS.

1.	Mercury in compact fluorescent lamps not exceeding 5 mg per lamp.
2.	Mercury in straight fluorescent lamps for general purposes not exceeding:— halophosphate 10 mg; — triphosphate with normal lifetime 5 mg; — triphosphate with long lifetime 8 mg.
3.	Mercury in straight fluorescent lamps for special purposes.
4.	Mercury in other lamps not specifically mentioned in this Annex.
5.	Lead in glass of cathode ray tubes, electronic components and fluorescent tubes.
6.	a.	Lead as an alloying element in steel containing up to 0.35 % lead by weight
b.	Lead as an alloying element in aluminum containing up to 0.4 % lead by weight
c.	Lead as an alloying element copper alloys containing up to 4 % lead by weight.
7.	a.	Lead in high melting temperature type solders (i.e. lead based alloys containing 85 % by weight or more lead)
b.	Lead in solders for servers, storage and storage array systems, network infrastructure equipment for switching, signaling, transmission as well as network management for telecommunications
c.	Lead in electronic ceramic parts (e.g. piezoelectronic devices).
8.
Cadmium in electrical contacts and cadmium plating except for applications banned under Directive 91/338/EEC (1) amending Directive 76/769/EEC (2) relating to restrictions on the marketing and use of certain dangerous substances and preparations.

9.	Hexavalent chromium as an anti-corrosion of the carbon steel cooling system in absorption refrigerators.
10.	Not Applicable per H00594. Deca BDE is banned in Microsoft products.
11.	Lead used in compliant pin connector systems.
12.	Lead as a coating material for the thermal conduction module c-ring.
13.	Lead and cadmium in optical and filter glass.
14.	Lead in solders consisting of more than two elements for the connection between the pins and the package of microprocessors with a lead content of more than 80% and less than 85% by weight.
15.	Lead in solders to complete a viable electrical connection between semiconductor die and carrier within integrated circuit Flip Chip packages.
16.	Lead in linear incandescent lamps with silicate coated tubes.
17.	Lead halide as radiant agent in High Density Discharge (HID) lamps used for professional reprography applications.
18.
Lead as activator in the fluorescent powder (1 % lead by weight or less) of discharge lamps when used as sun tanning lamps containing phosphors such as BSP (BaSi2O5:Pb) as well as when used as speciality lamps for diazo-printing reprography, lithography, insect traps, photochemical and curing processes containing phosphors such as SMS ((Sr,Ba)2MgSi2O7:Pb).

19.	Lead with PbBiSn-Hg and PbInSn-Hg in specific compositions as main amalgam and with PbSn-Hg as auxiliary amalgam in very compact Energy Saving Lamps (ESL).
21.
Lead oxide in glass used for bonding front and rear substrates of flat fluorescent lamps used for Liquid Crystal Displays (LCD).Lead and cadmium in printing inks for the application enamels on borosilicate glass

22.
Lead in finishes of fine pitch components other than connectors with a pitch of 0.65mm or less with Ni Fe lead frames and lead in finishes of fine pitch components other than connectors with a pitch of 0.65mm or less with copper lead-frames

23.	Lead in solders for the soldering to machined through hole discoidal and planar array ceramic multilayer capacitors
24.
Lead oxide in plasma display panels (PDP) and surface conduction electron emitter displays (SED) used in structural elements; notably in the front and rear glass dielectric layer, the bus electrode, the black stripe, the address electrode, the barrier ribs, the seal frit and frit ring as well as in print pastes

25.	Lead oxide in the glass envelope of Black Light Blue (BLB) lamps
26.	Lead alloys as solder for transducers used in high-powered (designated to operate for several hours at acoustic power levels of 125dB SPL and above) loudspeakers
27.
Hexavalent chromium in corrosive preventive coatings of unpainted metal sheetings and fasteners used for corrosion protection and Electromagnetic Interference Shielding in equipment falling under category three of Directive 2002/96/EC (IT and telecommunications equipment). Exemption granted until 1 July 2007

28.	Lead bound in crystal glass as defined in Annex I (Categories 1, 2, 3, and 4) of Council Directive 69/493/EEC OJ L 326, 29.12.1969, p. 36. Directive as last amended by 2003 Act of Accession

EXHIBIT H

Approved Subcontractors

Subcontractor	Contact Information
TBD	TBD